Exhibit 4.21
to Registration Statement
Registration No. 333-84276

FORM OF REMARKETING AGREEMENT

            REMARKETING AGREEMENT, dated as of ____________, 20__ (this "Agreement"), by and between CenturyTel, Inc., a Louisiana corporation (the "Company"), Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States, not individually but solely as purchase contract agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract Agreement (as defined herein)), and ____________, as remarketing agent and reset agent (the "Remarketing Agent").

WITNESSETH:

            WHEREAS, under the Purchase Contract Agreement, dated as of May 1, 2002, by and between the Purchase Contract Agent and the Company (the "Purchase Contract Agreement"), the Company issued $__________ aggregate Stated Amount of its Equity Units (the "Equity Units"), which initially consisted of __________ Corporate Units referred to as "Corporate Units";

            WHEREAS, concurrently in connection with the issuance of the Equity Units, the Company issued $_________ aggregate principal amount of Senior Notes, Series J, due 2007 (the "Senior Notes");

            WHEREAS, the Senior Notes forming a part of the Corporate Units were pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of May 1, 2002, by and among the Company, JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary (the "Collateral Agent"), and the Purchase Contract Agent, to secure the obligations of holders of Corporate Units under the related Purchase Contracts on the Purchase Contract Settlement Date;

            WHEREAS, the Company desires to retain the Remarketing Agent to remarket on the third Business Day immediately preceding February 15, 2005 (the "Initial Remarketing Date") the Senior Notes beneficially owned by holders of Corporate Units and Senior Notes owned by holders who elect to have their Senior Notes remarketed;

            WHEREAS, in the event of a Failed Initial Remarketing, the Senior Notes beneficially owned by holders of Corporate Units and Senior Notes owned by holders who elect to have their Senior Notes remarketed will be remarketed by the Remarketing Agent on the third Business Day immediately preceding preceding March 15, 2005 (the "Second Remarketing Date");

            WHEREAS, in the event of a Failed Second Remarketing, the Senior Notes beneficially owned by holders of Corporate Units and Senior Notes owned by holders who elect to have their Senior Notes remarketed will be remarketed by the Remarketing Agent on the third Business Day immediately preceding preceding April 15, 2005 (the "Third Remarketing Date");

            WHEREAS, in the event of a Failed Third Remarketing, the Senior Notes beneficially owned by holders who elect to have their Senior Notes remarketed and of the Corporate Unit holders who have elected not to settle the Purchase Contracts related to their Corporate Units by Cash Settlement (or have so elected, but have not paid the Purchase Price on or prior to the fourth Business Day immediately preceding the Purchase Contract Settlement Date) and who have not early settled their Purchase Contracts will be remarketed by the Remarketing Agent on the third Business Day immediately preceding the Purchase Contract Settlement Date;

            WHEREAS, in the event of a Successful Initial Remarketing, the applicable interest rate on the Senior Notes will be reset on the Initial Remarketing Date, to the Reset Rate to be determined by the Remarketing Agent as the interest rate that such Senior Notes should bear in order for the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price on the Initial Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

            WHEREAS, in the event of a Failed Initial Remarketing, the applicable interest rate on the Senior Notes will be reset on the Second Remarketing Date, to the Reset Rate to be determined by the Remarketing Agent as the rate that such Senior Notes should bear in order for the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price on the Second Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

            WHEREAS, in the event of a Failed Second Remarketing, the applicable interest rate on the Senior Notes will be reset on the Third Remarketing Date, to the Reset Rate to be determined by the Remarketing Agent as the rate that such Senior Notes should bear in order for the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price on the Third Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

            WHEREAS, in the event of a Failed Third Remarketing, unless a Final Failed Remarketing occurs, the applicable interest rate on the Senior Notes will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Remarketing Agent as the rate that such Senior Notes should bear in order to have an approximate market value of approximately 100.25% of the aggregate principal amount of the Senior Notes on the Final Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

            WHEREAS, in the event of a Final Failed Remarketing, the applicable rate on the Senior Notes will be reset on the Final Remarketing Date to the Reset Rate equal to the sum of the applicable Reset Spread and the rate of interest on the Two-Year Benchmark Treasury in effect on the Final Remarketing Date, provided that in the determination of such Reset Rate, the Company shall, if applicable, limit the Reset Rate to the maximum rate, if any, permitted by applicable law;

            WHEREAS, the Company has requested ___________ to act as its reset agent and remarketing agent, and as such to perform the services described herein; and

            WHEREAS, ____________ is willing to act as the Company's reset agent and remarketing agent and as such to perform such duties on the terms and conditions expressly set forth herein;

            NOW, THEREFORE, for and in consideration of the covenants made, and subject to the conditions herein set forth, the parties hereto agree as follows:

            Section 1.    Definitions.  Capitalized terms used and not defined in this Agreement or the preamble or recitals hereto shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein defined, the Pledge Agreement.

            Section 2.    Appointment and Obligations of Remarketing Agent.    (a)  The Company hereby appoints ___________, and ___________ hereby accepts such appointment, as (i) the reset agent to determine in consultation with the Company, in the manner provided for herein and in the First Supplemental Indenture with respect to the Senior Notes, (1) the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Senior Notes, enable the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price as of the Initial Remarketing Date, (2) in the event of a Failed Initial Remarketing, the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Senior Notes, enable the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price as of the Second Remarketing Date, (3) in the event of a Failed Second Remarketing, the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Senior Notes, enable the Applicable Principal Amount of the Senior Notes to have an approximate aggregate market value of approximately 100.25% of the Treasury Portfolio Purchase Price as of the Third Remarketing Date, (4) in the event of a Failed Third Remarketing, unless a Final Failed Remarketing occurs, the Reset Rate that, in the opinion of the Remarketing Agent, will, when applied to the Senior Notes, enable a Senior Note to have an approximate market value of approximately 100.25% of the aggregate principal amount of the Senior Notes as of the Purchase Contract Settlement Date, and (5) in the event of a Final Failed Remarketing, the Reset Rate that will be equal to the sum of the Reset Spread and the rate of interest on the Two-Year Benchmark Treasury in effect on the Final Remarketing Date, provided, in each case, that the Company, by notice to the Remarketing Agent prior to the tenth Business Day preceding February 15, 2005, in the case of the Initial Remarketing, March 15, 2005, in the case of the Second Remarketing, April 15, 2005, in the case of the Third Remarketing or the Purchase Contract Settlement Date, in the case of the Final Remarketing, shall, if applicable, limit the Reset Rate so that it does not exceed the maximum rate permitted by applicable law and (ii) the exclusive remarketing agent (subject to the right of _________ to appoint additional remarketing agents hereunder or described below) to (1) remarket the Senior Notes of the Senior Note holders electing to have their Senior Notes remarketed and of the Corporate Units holders on the Initial Remarketing Date, for settlement on February 15, 2005, (2) in the case of a Failed Initial Remarketing, remarket the Senior Notes of the Senior Note holders electing to have their Senior Notes remarketed and of the Corporate Units holders on the Second Remarketing Date, for settlement on March 15, 2005, (3) in the case of a Failed Second Remarketing, remarket the Senior Notes of the Senior Note holders electing to have their Senior Notes remarketed and of the Corporate Units holders on the Third Remarketing Date, for settlement on April 15, 2005 and (4) in the case of a Failed Third Remarketing, remarket the Senior Notes of the Senior Noteholders electing to have their Senior Notes remarketed and of the Corporate Units holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (or have so notified the Purchase Contract Agent, but have not paid the Purchase Price on or prior to the fourth Business Day immediately preceding the Purchase Contract Settlement Date). In connection with the remarketing contemplated hereby, the Remarketing Agent will enter into a Supplemental Remarketing Agreement (the "Supplemental Remarketing Agreement") with the Company and the Purchase Contract Agent, which shall either be (i) substantially in the form attached hereto as Exhibit A (with such changes as the Company and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances or in the event that the ____________ is not the sole remarketing agent), or (ii) in such other form as the Remarketing Agent may reasonably request, subject to the approval of the Company. Anything herein to the contrary notwithstanding, to the extent that the parties hereto are unable to agree on the form or substance of the Supplemental Remarketing Agreement, ___________ shall not act as Remarketing Agent hereunder. The Company agrees that ___________ shall have the right, on 15 Business Days' notice to the Company, to appoint one or more additional remarketing agents so long as any such additional remarketing agents shall be reasonably acceptable to the Company. Upon any such appointment, the parties shall enter into an appropriate amendment to this Agreement to reflect the addition of any such remarketing agent.

                        (b)    Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent, either as sole remarketing agent or as representative of a group of remarketing agents appointed as aforesaid, will agree, subject to the terms and conditions set forth herein and therein, to use its reasonable efforts to (i) remarket, on the Initial Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Initial Remarketing, at a price per Senior Note such that the aggregate price for the Applicable Principal Amount of the Senior Notes is approximately 100.25% of the Treasury Portfolio Purchase Price, (ii) in the event of a Failed Initial Remarketing, remarket, on the Second Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Second Remarketing, at a price of approximately 100.25% of the Treasury Portfolio Purchase Price, (iii) in the event of a Failed Second Remarketing, remarket, on the Third Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Third Remarketing, at a price of approximately 100.25% of the Treasury Portfolio Purchase Price, and (iv) in the event of a Failed Third Remarketing, remarket, on the Final Remarketing Date, the Senior Notes that the Purchase Contract Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the Final Remarketing, at a price of approximately 100.25% of the aggregate principal amount of such Senior Notes. Notwithstanding the preceding sentence, the Remarketing Agent shall not remarket any Senior Notes for a price less than the price (the "Minimum Remarketing Price") necessary for the Applicable Principal Amount of the Senior Notes to have an aggregate price equal to 100% of the Treasury Portfolio Purchase Price, in the case of the Initial Remarketing, Second Remarketing or Third Remarketing, or 100% of the aggregate principal amount of such Senior Notes, in the case of the Final Remarketing. After deducting the fee specified in Section 3 below, the proceeds of such Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing, as the case may be, shall be paid to the Collateral Agent in accordance with Section 4.6 or 6.3 of the Pledge Agreement and Section 5.3 or 5.4 of the Purchase Contract Agreement (each of which Sections are incorporated herein by reference).

                        (c)    It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Senior Notes, whether in the Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Senior Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement or the Supplemental Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Senior Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Senior Notes for remarketing.

                        (d)    The Remarketing Agent agrees to give the notices required by Sections 3.01(g) and (h), 3.02(g) and (h), 3.03(g) and (h) and 3.04 (h) and (i) of the First Supplemental Indenture.

            Section 3.    Fees.  In the event of a Successful Initial Remarketing, Successful Second Remarketing, or Successful Third Remarketing, the Remarketing Agent shall retain as a fee for its reset and remarketing services (the "Remarketing Fee") an amount not exceeding 25 basis points (0.25%) of the Minimum Remarketing Price from any amount received in connection with such Initial Remarketing, Second Remarketing or Third Remarketing in excess of the Minimum Remarketing Price. In the event of a Successful Final Remarketing, the Remarketing Agent shall retain as the Remarketing Fee an amount not exceeding 25 basis points (0.25%), of the principal amount of the remarketed Senior Notes from any amount received in connection with such Final Remarketing in excess of the aggregate principal amount of such remarketed Senior Notes.

            Section 4.    Replacement and Resignation of Remarketing Agent.  (a)  The Company may at any time in its absolute discretion replace ____________ as the reset agent and remarketing agent hereunder on ten Business Days' prior written notice to ____________. Any such replacement shall become effective upon the expiration of such ten Business Days. Upon providing such notice, the Company shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

                        (b)    ____________ may resign at any time and be discharged from its duties and obligations hereunder as the reset agent, the remarketing agent, or both on ten Business Days' prior written notice to the Company. Any such resignation shall become effective upon the expiration of such ten Business Days. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder, the Company shall use all reasonable efforts to appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

                        (c)    The Company shall give the Purchase Contract Agent, the Indenture Trustee, the Collateral Agent and the Custodial Agent prompt written notice of the appointment of any successor Remarketing Agent.

            Section 5.    Dealing in the Securities.  The Remarketing Agent, when acting hereunder or under the Supplemental Remarketing Agreement or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Senior Notes, Treasury Units, Corporate Units or any other securities of the Company. With respect to any Senior Notes, Treasury Units, Corporate Units or any other securities of the Company owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

            Section 6.    Registration Statement and Prospectus.  In connection with the Initial Remarketing, Second Remarketing, in the event of a Failed Initial Remarketing, or Third Remarketing, in the event of a Failed Second Remarketing, if and to the extent required in the opinion of counsel (which need not be a formal written opinion) for the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Initial Remarketing, Second Remarketing or Third Remarketing, as the case may be, the Company (i) shall use its reasonable efforts to have a registration statement relating to the Senior Notes effective under the Securities Act of 1933 prior to the third Business Day immediately preceding February 15, 2005, in the case of the Initial Remarketing, March 15, 2005, in the case of the Second Remarketing and April 15, 2005, in the case of the Third Remarketing, (ii) if reasonably requested by the Remarketing Agent shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than seven Business Days prior to February 15, 2005, in the case of the Initial Remarketing, March 15, 2005, in the case of the Second Remarketing and April 15, 2005, in the case of the Third Remarketing (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Initial Remarketing not later than the third Business Day immediately preceding February 15, 2005, in the case of the Initial Remarketing, March 15, 2005, in the case of the Second Remarketing, and April 15, 2005, in the case of the Third Remarketing, in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto. In the event of a Failed Third Remarketing and in connection with the Final Remarketing, if and to the extent required in the opinion of counsel (which need not be a formal written opinion) for the Remarketing Agent or the Company by applicable law, regulations or interpretations in effect at the time of such Final Remarketing, the Company (i) shall use its reasonable efforts to have a registration statement relating to the Senior Notes effective under the Securities Act of 1933 prior to the third Business Day immediately preceding the Purchase Contract Settlement Date, (ii) if reasonably requested by the Remarketing Agent, shall furnish a current preliminary prospectus and, if applicable, a current preliminary prospectus supplement to be used by the Remarketing Agent in the Final Remarketing not later than seven Business Days prior to the Purchase Contract Settlement Date (or such earlier date as the Remarketing Agent may reasonably request) and in such quantities as the Remarketing Agent may reasonably request, and (iii) shall furnish a current final prospectus and, if applicable, a final prospectus supplement to be used by the Remarketing Agent in the Final Remarketing not later than the third Business Day immediately preceding the Purchase Contract Settlement Date in such quantities as the Remarketing Agent may reasonably request, and shall pay all expenses relating thereto. The Company shall also take all such actions as may (upon advice of counsel to the Company and the Remarketing Agent) be necessary or desirable under state securities or blue sky laws in connection with the Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing, as applicable.

            Section 7.    Conditions to the Remarketing Agent's Obligations.  The obligations of the Remarketing Agent under this Agreement and the Supplemental Remarketing Agreement shall be subject to the terms and conditions of this Agreement and the Supplemental Remarketing Agreement, including, without limitation, the following conditions: (i) the Senior Notes tendered for, or otherwise to be included in, the Initial Remarketing, Second Remarketing, Third Remarketing or Final Remarketing, as the case may be, have not been called for redemption, (ii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Senior Notes (1) in the case of the Initial Remarketing, Second Remarketing or Third Remarketing, at a price not less than the Minimum Remarketing Price, and (2) in the case of the Final Remarketing, at a price not less than 100% of the principal amount thereof, (iii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Initial Remarketing, the Second Remarketing, in the event of a Failed Initial Remarketing, the Third Remarketing, in the event of a Failed Second Remarketing, and the Final Remarketing, in the event of a Failed Third Remarketing, in each case pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture, this Agreement and the Supplemental Remarketing Agreement (including, without limitation, giving the Remarketing Agent notice of the aggregate principal amount, as the case may be, of Senior Notes to be remarketed, no later than 11:00 a.m., New York City time, on the fourth Business Day prior to the Purchase Contract Settlement Date, in the case of the Final Remarketing, and, in each case, concurrently delivering the Senior Notes to be remarketed to the Remarketing Agent), (iv) no Event of Default (as defined in the Indenture) with respect to the Senior Notes shall have occurred and be continuing, (v) the accuracy of any representations and warranties of the Company included in this Agreement and the Supplemental Remarketing Agreement, (vi) the performance by the Company of its covenants and other obligations included and incorporated by reference in this Agreement and the Supplemental Remarketing Agreement, and (vii) the satisfaction of the other conditions set forth in the Supplemental Remarketing Agreement.

            Section 8.    Termination of Remarketing Agreement.  This Agreement shall terminate as to any Remarketing Agent that is replaced on the effective date of its replacement pursuant to Section 4(a) hereof or pursuant to Section 4(b) hereof. Notwithstanding any such termination, the obligations set forth in Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full. In addition, each former Remarketing Agent hereunder shall be entitled to the rights and benefits under Section 10 of this Agreement notwithstanding the replacement or resignation of such Remarketing Agent.

            Section 9.    Remarketing: Agent's Performance; Duty of Care.  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Supplemental Remarketing Agreement. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or the Supplemental Remarketing Agreement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it that purports to conform to the requirements of this Agreement or the Supplemental Remarketing Agreement, as the case may be, as to the truth of the statements expressed therein. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agent shall not have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Senior Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the tenth Business Day before February 15, 2005, in the case of the Initial Remarketing, prior to the tenth Business Day before March 15, 2005, in the case of the Second Remarketing, prior to the tenth Business Day before April 15, 2005, in the case of the Third Remarketing, and prior to the tenth Business Day before Purchase Contract Settlement Date, in the case of the Final Remarketing) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent shall not incur any liability under this Agreement or the Supplemental Remarketing Agreement to any beneficial owner or holder of Senior Notes, or other securities, either in its individual capacity or as Remarketing Agent for any action or failure to act in connection with the remarketing or otherwise in connection with the transactions contemplated by this Agreement or the Supplemental Remarketing Agreement. The provisions of this Section 9 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent hereunder notwithstanding their resignation or removal.

            Section 10.    Indemnification and Contribution.  [To Be Inserted]

            Section 11.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles thereunder.

            Section 12.    Term of Agreement.  Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first Business Day thereafter on which no Senior Notes are outstanding, or, if earlier, the Business Day immediately following February 15, 2005, in the case of a Successful Initial Remarketing, the Business Day immediately following March 15, 2005, in the case of a Successful Second Remarketing, the Business Day immediately following April 15, 2005, in the case of a Successful Third Remarketing, or the Business Day immediately following the Purchase Contract Settlement Date. Anything herein to the contrary notwithstanding, the provisions of the last sentence of Section 8 hereof and the provisions of Sections 3, 9 and 10 hereof shall survive any termination of this Agreement and remain in full force and effect.

            Section 13.    Successors and Assigns.  The rights and obligations of the Company and the Purchase Contract Agent (both in its capacity as Purchase Contract Agent and as attorney-in-fact) hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent, except, with respect to the Purchase Contract Agent, in connection with the appointment of a successor thereto pursuant to the Purchase Contract Agreement. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company, except that the Remarketing Agent shall have the right to appoint additional remarketing agents as provided herein. This Agreement shall inure to the benefit of and be binding upon the Company, the Purchase Contract Agent and the Remarketing Agent and their respective successors and assigns and the other Indemnified Parties (as defined in Section 10 hereof) and the successors, assigns, heirs and legal representatives of the Indemnified Parties. The terms "successors" and "assigns" shall not include any purchaser of Securities or Senior Notes merely because of such purchase.

            Section 14.    Headings.  Section headings have been inserted in this Agreement and the Supplemental Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement or the Supplemental Remarketing Agreement and will not be used in the interpretation of any provision of this Agreement or the Supplemental Remarketing Agreement.

            Section 15.    Severability.  If any provision of this Agreement or the Supplemental Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement or the Supplemental Remarketing Agreement, as the case may be, invalid, inoperative or unenforceable to any extent whatsoever.

            Section 16.    Counterparts.  This Agreement and the Supplemental Remarketing Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

            Section 17.    Amendments.  This Agreement and the Supplemental Remarketing Agreement may be amended by any instrument in writing signed by the parties hereto. The Company and the Purchase Contract Agent agree that they will not enter into, cause or permit any amendment or modification of the Purchase Contract Agreement, the Pledge Agreement, the Securities or any other instruments or agreements relating to the Securities (other than those in effect on the date of this Agreement) that would materially and adversely affect the rights, duties or obligations of the Remarketing Agent without the prior written consent of the Remarketing Agent. The parties agree that without the Remarketing Agent's prior written consent the Company shall not amend the First Supplemental Indenture or the Senior Notes if such amendment would materially and adversely affect the rights or obligations of the Remarketing Agent or change the remarketing procedures applicable to the Senior Notes.

            Section 18.    Notices.  Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows:

    if to the Company, to:

    100 CenturyTel Drive
    Monroe, LA 71203
    Attention: Chief Financial Officer

    with a copy to:

    Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP
    201 Saint Charles Avenue
    New Orleans, LA 70170
    Attention: Kenneth J. Najder, Esq.

    if to the Remarketing Agent, to:

    [ADDRESS OF REMARKETING AGENT]

    with a copy to:

    [COUNSEL TO REMARKETING AGENT]

    and if to the Purchase Contract Agent, to:

    Wachovia Bank, National Association
    2525 West End Avenue, Suite 1200
    Nashville, TN 37203

or to such other address as any of the above shall specify to the other in writing.

            Section 19.    Information.  The Company agrees to furnish the Remarketing Agent with such information and other documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated by this Remarketing Agreement and the Supplemental Remarketing Agreement, and make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and cause the Company's officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such person in connection with such investigation.

            IN WITNESS WHEREOF, each of the Company, the Purchase Contract Agent and the Remarketing Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized signatories as of the date first above written.

CENTURYTEL, INC. By:
Name: Title:

CONFIRMED AND ACCEPTED:
[ ]
By: Authorized Signatory
WACHOVIA BANK, NATIONAL ASSOCIATION,
not individually but solely as Purchase Contract Agent and as attorney-in-fact for the holders of the Purchase Contracts
By: Name: Title:

Exhibit A to
Remarketing Agreement

FORM OF SUPPLEMENTAL REMARKETING AGREEMENT

            Supplemental Remarketing Agreement dated ___________, 20__    among CenturyTel, Inc., a Louisiana corporation (the "Company"), Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States, as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts (as such terms are defined in the Purchase Contract Agreement referred to in Schedule I hereto), and __________, as remarketing agent and reset agent (the "Remarketing Agent").

            NOW, THEREFORE, for and in consideration of the covenants herein made and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1.     Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement dated as of ____________, 20__ (the "Remarketing Agreement") among the Company, the Purchase Contract Agent and ___________ or, if not defined in the Remarketing Agreement, the meanings assigned to them in the Purchase Contract Agreement (as defined in Schedule I hereto).

            2.     Registration Statement and Prospectus. [IF A REGISTRATION STATEMENT IS REQUIRED] The Company has filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3, including a prospectus, relating to the Securities (as such term is defined on Schedule I hereto). Such Registration Statement, as amended, and including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended (the "1933 Act"), and the documents incorporated or deemed to be incorporated by reference therein, are hereinafter called, collectively, the "Registration Statement"; [the related preliminary prospectus dated ___________, including the documents incorporated or deemed to be incorporated by reference therein, [and preliminary prospectus supplement dated ___________] are hereinafter called, [collectively] the "preliminary prospectus"] and the related prospectus dated ___________, including the documents incorporated or deemed to be incorporated by reference therein, [and prospectus supplement dated ___________ are hereinafter called, [collectively,] the "Prospectus." The Company has provided copies of the Registration Statement [, the preliminary prospectus] and the Prospectus to the Remarketing Agent, and hereby consents to the use of the [preliminary prospectus] and the Prospectus in connection with the remarketing of the Securities. [In the event that a Registration Statement is not required, insert the following: The Company has provided to the Remarketing Agent, for use in connection with remarketing of the Securities (as such term is defined on Schedule I hereto), a [preliminary remarketing memorandum and] remarketing memorandum and [describe other materials, if any]. Such remarketing, memorandum (including the documents incorporated or deemed to be incorporated by reference therein, [and] [describe other materials] are hereinafter called, collectively, the "Prospectus," [and such preliminary marketing memorandum (including the documents incorporated or deemed to be incorporated by reference therein) is hereinafter called a "preliminary prospectus")]. The Company hereby consents to the use of the Prospectus [and the preliminary prospectus] in connection with the remarketing of the Securities]. All references in this Agreement to amendments or supplements to the Registration Statement [, the preliminary prospectus] or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the " 1934 Act"), which is incorporated or deemed to be incorporated by reference in the Registration Statement [, the preliminary prospectus] or the Prospectus, as the case may be.

            3.     Provisions Incorporated by Reference. (a) Subject to Section 3(b) hereof, Sections ___ of the Underwriting Agreement are incorporated herein by reference, mutatis mutandis, and the Company hereby makes the representations and warranties, and agrees to comply with the covenants and obligations, set forth in the provisions of the Underwriting Agreement incorporated by reference herein, as modified by the provisions of Section 3(b) hereof.

                        (b) With respect to the provisions of the Underwriting Agreement incorporated herein, for the purposes hereof, (i) all references therein to the "Underwriter" or "Underwriters" shall be deemed to refer to the Remarketing Agent and all references to the "Representative" or the "Representatives" shall be deemed to refer to ___________; (ii) all references therein to the "Equity Units" or "Initial Securities" shall be deemed to refer to the Securities as defined herein; (iii) all references therein to the "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto; (iv) all references therein to the "Registration Statement," [the "Preliminary Prospectus"] or the "Final Prospectus" shall be deemed to refer to the Registration Statement[, the preliminary prospectus] and the Prospectus, respectively, as defined herein; (v) all references therein to this "Agreement," the "Underwriting Agreement," "hereof," "herein" and all references of similar import, shall be deemed to mean and refer to this Supplemental Remarketing Agreement; (vi) all references therein to "the date hereof," "the date of this Agreement" and all similar references shall be deemed to refer to the date of this Supplemental Remarketing Agreement; (vii) all references therein to any "settlement date" shall be disregarded; and (viii) [other changes].]

            4.     Remarketing. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated by reference herein and in the Remarketing Agreement, the Remarketing Agent agrees to use its reasonable efforts to remarket, in the manner set forth in Section 2(b) of the Remarketing Agreement, the aggregate principal amount, as the case may be, of Securities set forth in Schedule I hereto at a purchase price not less than 100% of the [Minimum Remarketing Price] [aggregate principal amount of the Securities]. In connection therewith, the registered holder or holders thereof agree, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount not exceeding 25 basis points (0.25%) of [the Minimum Remarketing Price] [such aggregate principal amount,] payable by deduction from any amount received in connection from such [Initial] [Second] [Third] [Final] Remarketing in excess of the [Minimum Remarketing Price] [aggregate principal amount of the Securities]. Pursuant to the First Supplemental Indenture, the right of each holder of Securities to have Securities tendered for purchase shall be limited to the extent set forth in the last sentence of Section 2(b) of the Remarketing Agreement (which is incorporated by reference herein). As more fully provided in Section 2(c) of the Remarketing Agreement (which is incorporated by reference herein), the Remarketing Agent is not obligated to purchase any Securities in the remarketing or otherwise, and neither the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Securities for remarketing.

            5.     Delivery and Payment. (a) Delivery of payment for the remarketed Securities by the purchasers thereof identified by the Remarketing Agent and payment of the Remarketing Fee shall be made on the Remarketing Closing Date at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement between the Remarketing Agent and the Company. Delivery of the remarketed Securities and payment of the Remarketing Fee shall be made to the Remarketing Agent against payment by the respective purchasers of the remarketed Securities of the consideration therefor as specified herein, which consideration shall be paid to the Collateral Agent for the account of the persons entitled thereto by certified or official bank check or checks drawn on or by a New York Clearing House bank and payable in immediately available funds or in immediately available funds by wire transfer to an account or accounts designated by the Collateral Agent.

                        (b) If the Securities are not represented by a Global Security held by or on behalf of The Depository Trust Company, certificates for the Securities shall be registered in such names and denominations as the Remarketing Agent may request not less than one full Business Day in advance of the Remarketing Closing Date, and the Company, the Collateral Agent and the registered holder or holders thereof agree to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

            6.     Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, by registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows:

if to the Company, to:

100 CenturyTel Drive
Monroe, LA 71203
Attention: Chief Financial Officer

with a copy to:

Jones, Walker, Waechter, Poitevent, Carrere & Denegre, LLP
201 Saint Charles Avenue
New Orleans, LA 70170
Attention: Kenneth J. Najder, Esq.

if to the Remarketing Agent, to:

[ADDRESS OF REMARKETING AGENT]

with a copy to:

[COUNSEL TO REMARKETING AGENT]

and if to the Purchase Contract Agent, to:

Wachovia Bank, National Association
2525 West End Avenue, Suite 1200
Nashville, TN 37203

or to such other address as any of the above shall specify to the other in writing.

            7.     Indemnity and Contribution. Anything herein to the contrary notwithstanding, the Remarketing Agent shall be entitled to indemnity and contribution on the terms and conditions set forth in the Remarketing Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Remarketing Agent.

Very truly yours, CENTURYTEL, INC.
By: Name: Title:

CONFIRMED AND ACCEPTED:
[ ]

By: Authorized Signatory
[Add other Remarketing Agents, if any]

WACHOVIA BANK, NATIONAL ASSOCIATION, not individually but solely as Purchase Contract Agent and as attorney-in-fact for the holders of the Purchase Contracts

By: Name: Title:

SCHEDULE I
to Supplemental Remarketing Agreement

Securities subject to the remarketing: Senior Notes, Series J, due 2007 of CenturyTel, Inc. (the "Securities").

Purchase Contract Agreement, dated as of May 1, 2002 (the "Purchase Contract Agreement"), by and between CenturyTel, Inc., a Louisiana corporation, and Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States.

Pledge Agreement, dated as of May 1, 2002 (the "Pledge Agreement"), by and among CenturyTel, Inc., a Louisiana corporation, JPMorgan Chase Bank, a national banking association, and Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States.

Indenture, dated as of March 31, 1994 (the "Senior Indenture"), by and between CenturyTel, Inc., a Louisiana corporation, and Regions Bank (successor-in-interest to First American Bank and Trust of Louisiana and Regions Bank of Louisiana), an Alabama state banking corporation, as trustee.

First Supplemental Indenture, dated as of May 1, 2002 (the "First Supplemental Indenture" and, together with the Senior Indenture, the "Indenture") by and between CenturyTel, Inc., a Louisiana corporation, and Regions Bank, an Alabama state banking corporation, as trustee.

[Minimum Remarketing Price]

[Aggregate Principal Amount of Securities: $____________]

Underwriting Agreement, dated April 30, 2002 (the "Underwriting Agreement") among CenturyTel, Inc. and Goldman Sachs & Co., as Representative of the several Underwriters.

Remarketing Closing Date, Time and Location: ____________